Exhibit 99.1
Insperity Announces Fourth Quarter and Full Year 2023 Results
HOUSTON – February 8, 2024 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended December 31, 2023. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our 2024 outlook and will be posting an accompanying presentation to its investor website at http://ir.insperity.com.
•Q4 average number of WSEEs paid and revenues up 2.5% and 6%, respectively
•Q4 net income of $19.6 million; diluted EPS of $0.52
•Q4 adjusted EBITDA of $56.0 million; adjusted EPS of $0.75
•2023 average number of paid WSEEs and revenues up 6% and 9%, respectively
•2023 net income and diluted EPS of $171.4 million and $4.47, respectively
•2023 adjusted EBITDA and adjusted EPS of $353.6 million and $5.52, respectively
•Return to shareholders of $215.7 million in 2023 through the repurchase of 1,259,000 shares at a cost of $131.5 million and $84.2 million in cash dividends
Fourth Quarter Results
The average number of worksite employees (“WSEE”) paid per month increased 2.5% over Q4 2022 to 315,072 WSEEs. Revenues in Q4 2023 increased 6.1% to $1.6 billion on the 2.5% increase in paid WSEEs and a 3.5% increase in revenue per WSEE. Macro-economic headwinds continued to impact worksite employee growth in our client base as a minimum level of hiring in our client base over the course of 2023 turned into a low level of net reductions in Q4 2023.
“We were pleased with the results reflecting a solid year in a more difficult environment in the small business community,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are excited about our new strategic partnership with Workday, announced today, and the potential to accelerate Insperity’s long-term trajectory for growth, profitability and value creation.”
Gross profit decreased 7.9% over Q4 2022 to $222.1 million on the 2.5% increase in paid WSEEs and a 10.0% decrease in gross profit per WSEE per month, primarily due to a comparison to a period of unusually low benefits costs in Q4 2022. Relative to our expectations, pricing, benefits costs and contributions from our payroll tax area were all favorable.
Operating expenses increased 5.1% over Q4 2022 and included continued investment in our growth, with an 8% increase in the average number of hired Business Performance Advisors, and investments in our technology and service offerings.
Net income and diluted earnings per share (“EPS”) were $19.6 million and $0.52, respectively. Adjusted EPS and adjusted EBITDA were $0.75 and $56.0 million, respectively.
Full Year Results
The average number of WSEEs paid per month increased 5.8% over 2022 to 312,102 WSEEs. Revenues increased by 9.2% to $6.5 billion on the 5.8% increase in paid WSEEs and a 3.2% increase in revenue per WSEE.
Gross profit increased 2.5% on the increase in paid WSEEs, but decreased 3.1% on a per WSEE per month basis, primarily due to the elevated healthcare costs resulting from large claim activity in Q2 2023 and higher prescription drug costs throughout the year. Pricing exceeded our targets over the course of 2023, which was an important objective in the current inflationary environment.
Operating expenses increased 7.5% over 2022. This increase included the impact of inflation on our costs in areas such as corporate salaries and wages, technology costs and travel and training costs. In addition to the increase in hired Business Performance Advisors, with the growth in the number of clients and WSEEs over the past couple of years, we increased the number of service and support personnel. Our 2023 operating expenses also included costs associated with our implementation of SalesForce across both our sales and service organizations.
Reported net income and diluted EPS were $171.4 million and $4.47, respectively. Adjusted EPS and Adjusted EBITDA were $5.52 and $353.6 million, respectively.
Cash outlays in 2023 included the repurchase of approximately 1,259,000 shares of our common stock at a cost of $131.5 million, dividends totaling $84.2 million, and capital expenditures of $40.1 million. Adjusted cash at December 31, 2023 totaled $171.1 million and $280 million remains available under our $650 million credit facility.
“We are excited about the strategic partnership with Workday and over the course of 2024 will be developing the solution and our go-to-market strategy ,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “We look forward to hosting an analyst and investor day in the latter half of May this year to discuss this potential in further detail.”
2024 Guidance
The company will be discussing both Q1 and full year 2024 guidance, including the impact of the new strategic partnership with Workday, on its earnings conference call. We will post the guidance promptly after the call to our investor website at http://ir.insperity.com.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 607399. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 49708. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2023 revenues of $6.5 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•failure to comply with or meet client expectations regarding certain COVID-19 relief programs;
•bank failures or other events affecting financial institutions; labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and plans to develop a joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
(in thousands)

Assets
Cash and cash equivalents	$692,873	$732,828
Restricted cash	57,403	49,779
Marketable securities	15,905	33,068
Accounts receivable, net	693,878	622,764
Prepaid insurance and related assets	7,013	11,706
Other current assets	128,220	61,728
Total current assets	1,595,292	1,511,873
Property and equipment, net	197,424	199,992
Right-of-use leased assets	57,438	56,532
Deposits and prepaid health insurance	215,070	213,270
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	20,347	15,533
Other assets	21,381	29,354
Total assets	$2,119,659	$2,039,261

Liabilities and stockholders' equity
Accounts payable	$10,693	$7,732
Payroll taxes and other payroll deductions payable	566,373	556,085
Accrued worksite employee payroll cost	559,194	513,397
Accrued health insurance costs	46,460	53,402
Accrued workers’ compensation costs	60,475	53,485
Accrued corporate payroll and commissions	64,286	89,147
Other accrued liabilities	128,808	80,122
Total current liabilities	1,436,289	1,353,370
Accrued workers’ compensation costs, net of current	162,852	179,629
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	57,494	55,587
Total noncurrent liabilities	589,746	604,616
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	185,031	151,144
Treasury stock, at cost	(830,524)	(725,532)
Accumulated other comprehensive loss, net of tax	9	(82)
Retained earnings	738,553	655,190
Total stockholders' equity	93,624	81,275
Total liabilities and stockholders’ equity	$2,119,659	$2,039,261

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except per share amounts)	2023	2022	Change	2023	2022	Change

Operating results:
Revenues(1)	$1,580,203	$1,489,714	6.1%	$6,485,871	$5,938,818	9.2%
Payroll taxes, benefits and workers’ compensation costs	1,358,116	1,248,676	8.8%	5,449,068	4,927,585	10.6%
Gross profit	222,087	241,038	(7.9)%	1,036,803	1,011,233	2.5%
Salaries, wages and payroll taxes	112,158	107,459	4.4%	460,715	430,945	6.9%
Stock-based compensation	11,320	11,262	0.5%	52,996	50,080	5.8%
Commissions	13,019	13,551	(3.9)%	46,847	45,672	2.6%
Advertising	7,549	6,691	12.8%	37,324	37,503	(0.5%)
General and administrative expenses	44,965	40,919	9.9%	177,664	156,134	13.8%
Depreciation and amortization	10,805	10,293	5.0%	42,708	40,660	5.0%
Total operating expenses	199,816	190,175	5.1%	818,254	760,994	7.5%
Operating income	22,271	50,863	(56.2)%	218,549	250,239	(12.7%)
Other income (expense):
Interest income	8,973	5,492	63.4%	33,666	9,393	258.4%
Interest expense	(7,198)	(5,509)	30.7%	(27,137)	(14,207)	91.0%
Income before income tax expense	24,046	50,846	(52.7)%	225,078	245,425	(8.3%)
Income tax expense	4,485	12,648	(64.5)%	53,696	66,075	(18.7%)
Net income	$19,561	$38,198	(48.8)%	$171,382	$179,350	(4.4%)

Net income per share of common stock
Basic	$0.52	$1.01	(48.5)%	$4.53	$4.70	(3.6%)
Diluted	$0.52	$0.99	(47.5)%	$4.47	$4.64	(3.7%)
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022

Gross billings	$11,378,420	$11,015,667	$43,141,366	$40,126,910
Less: WSEE payroll cost	9,798,217	9,525,953	36,655,495	34,188,092
Revenues	$1,580,203	$1,489,714	$6,485,871	$5,938,818

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change

Average WSEEs paid	315,072	307,506	2.5%	312,102	295,005	5.8%

Statistical data (per WSEE per month):
Revenues(1)	$1,672	$1,615	3.5%	$1,732	$1,678	3.2%
Gross profit	235	261	(10.0)%	277	286	(3.1%)
Operating expenses	211	206	2.4%	219	215	1.9%
Operating income	24	55	(56.4)%	58	71	(18.3%)
Net income	21	41	(48.8)%	46	51	(9.8%)
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended December 31,		Year Ended December 31,
(per WSEE per month)	2023	2022	2023	2022

Gross billings	$12,038	$11,941	$11,519	$11,335
Less: WSEE payroll cost	10,366	10,326	9,787	9,657
Revenues	$1,672	$1,615	$1,732	$1,678

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended December 31,				Year Ended December 31,
(in thousands, except per WSEE per month)	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$9,798,217	$10,366	$9,525,953	$10,326	$36,655,495	$9,787	$34,188,092	$9,657
Less: Bonus payroll cost	1,633,783	1,728	1,723,928	1,869	4,978,439	1,329	4,959,987	1,401
Non-bonus payroll cost	$8,164,434	$8,638	$7,802,025	$8,457	$31,677,056	$8,458	$29,228,105	$8,256
% Change period over period	4.6%	2.1%	18.8%	3.9%	8.4%	2.4%	23.7%	5.1%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2023	December 31, 2022

Cash, cash equivalents and marketable securities	$708,778	$765,896
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	510,092	504,817
Client prepayments	27,592	36,800
Adjusted cash, cash equivalents and marketable securities	$171,094	$224,279

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$19,561	$21	$38,198	$41	$171,382	$46	$179,350	$51
Income tax expense	4,485	4	12,648	15	53,696	14	66,075	19
Interest expense	7,198	8	5,509	6	27,137	7	14,207	4
Amortization of SaaS implementation costs	2,639	3	975	1	5,711	2	1,923	1
Depreciation and amortization	10,805	11	10,293	11	42,708	11	40,660	11
EBITDA	44,688	47	67,623	74	300,634	80	302,215	86
Stock-based compensation	11,320	12	11,262	12	52,996	14	50,080	14
Adjusted EBITDA	$56,008	$59	$78,885	$86	$353,630	$94	$352,295	$100
% Change period over period	(29.0)%	(31.4)%	159.6%	126.3%	0.4%	(6.0%)	38.2%	17.6%
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022

Net income	$19,561	$38,198	$171,382	$179,350
Non-GAAP adjustments:
Stock-based compensation	11,320	11,262	52,996	50,080
Tax effect	(2,441)	(2,824)	(12,643)	(13,483)
Total non-GAAP adjustments, net	8,879	8,438	40,353	36,597
Adjusted net income	$28,440	$46,636	$211,735	$215,947
% Change period over period	(39.0)%	254.0%	(2.0%)	40.2%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Diluted EPS	$0.52	$0.99	$4.47	$4.64
Non-GAAP adjustments:
Stock-based compensation	0.30	0.29	1.38	1.30
Tax effect	(0.07)	(0.07)	(0.33)	(0.35)
Total non-GAAP adjustments, net	0.23	0.22	1.05	0.95
Adjusted EPS	$0.75	$1.21	$5.52	$5.59
% Change period over period	(38.0)%	255.9%	(1.3%)	41.5%